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                                                                  Exhibit 5.2

                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                 August 26, 2003




The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois  60062
Allstate Financing III
Allstate Financing IV
Allstate Financing V
Allstate Financing VI

                  Re:      Allstate Financing III
                           Allstate Financing IV
                           Allstate Financing V &
                           Allstate Financing VI
                           ---------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Allstate Financing III ("Trust III"), Allstate Financing IV ("Trust IV"), Allstate Financing V ("Trust V") and Allstate Financing VI ("Trust VI"), each a Delaware statutory trust, in connection with the matters set forth herein (Trust III, Trust IV, Trust V and Trust VI are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"). At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of Trust III (the "Trust III Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 21, 1996;

     (b) The Certificate of Trust of Trust IV (the "Trust IV Certificate of Trust"), as filed in the office of the Secretary of State on August, 21, 1996;

     (c) The Certificate of Trust of Trust V (the "Trust V Certificate of Trust"), as filed in the office of the Secretary of State on August 14, 1998;

     (d) The Certificate of Trust of Trust VI (the "Trust VI Certificate of Trust" and together with the Trust III Certificate of Trust, Trust IV Certificate of


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The Allstate Corporation
August 26, 2003
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          Trust and Trust V Certificate of Trust, the "Certificates of Trust"),
          as filed in the office of the Secretary of State on August, 14, 1998;

     (e) The Declaration of Trust of Trust III, dated as of August 16, 1996, among The Allstate Corporation, a Delaware corporation (the "Company"), and the trustees of Trust III named therein;

     (f) The Declaration of Trust of Trust IV, dated as of August 16, 1996, among the Company and the trustees of Trust IV named therein;

     (g) The Declaration of Trust of Trust V, dated as of August 14, 1998, among the Company and the trustees of Trust V named therein;

     (h) The Declaration of Trust of Trust VI, dated as of August 14, 1998, among the Company and the trustees of Trust VI named therein;

     (i) The Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to, among other things, the Preferred Securities of the Trusts representing preferred beneficial interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), in the form to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about August 26, 2003;

     (j) A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into among the Company and the trustees of the Trust named therein (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), incorporated by reference in the Registration Statement (including Exhibit D thereto); and

     (k) A Certificate of Good Standing for each of the Trusts, dated August 26, 2003, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above, which we believe are all of the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

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The Allstate Corporation
August 26, 2003
Page 3

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that each of the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

     This opinion is limited to the Delaware Statutory Trust Act, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Each of the Trusts has been duly formed and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

     2. The Preferred Securities of each Trust will be, when issued, validly issued, fully paid and nonassessable beneficial interests in the assets of the applicable Trust, subject to the qualifications set forth in paragraph 3 below.

     3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of

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August 26, 2003
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Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinion" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.